               PAYER'S NAME: STATE STREET BANK AND TRUST COMPANY.

------------------------------------------------------------------------------------------------------------

SUBSTITUTE                 PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND       -------------------
FORM W-9                   CERTIFY BY SIGNING AND DATING BELOW.                            Social Security
                                                                                              Number(s)
                                                                                                 OR
                                                                                         -------------------
                                                                                              Employer
                                                                                           Identification
                                                                                              Number(s)

                           ---------------------------------------------------------------------------------
DEPARTMENT OF THE          PART 2--                                                           PART 3--
TREASURY INTERNAL          CERTIFICATION -- Under Penalties of Perjury, I certify           Awaiting TIN
REVENUE SERVICE            that:                                                                 / /
                           (1) The number shown on this form is my correct taxpayer
                           identification number (or I am waiting for a number to
                           be issued for me),
                           (2) I am not subject to backup withholding because: (a)
                           I am exempt from backup withholding, or (b) I have not
                           been notified by the Internal Revenue Service (IRS) that
                           I am subject to backup withholding as a result of a
                           failure to report all interest or dividends, or (c) the
                           IRS has notified me that I am no longer subject to
                           backup withholding, and
                           (3) I am a U.S. person (including a U.S. resident
                           alien).
                           ------------------------------------------------------------------------------

PAYER'S REQUEST FOR        CERTIFICATION INSTRUCTIONS -- You must cross out item (2) in Part 2 if you have
TAXPAYER                   been notified by Taxpayer Identification the IRS that you are currently subject
IDENTIFICATION NUMBER      to backup withholding because of underreporting interest or Number ("TIN") and
("TIN") AND                dividends on your tax return. Certifications
CERTIFICATIONS             Name  Address
                           (include zip code)
                           SIGNATURE  DATE
------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO PROPERLY COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 30% OF ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

           CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER
    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or
(2) I intend to mail or deliver an application in the near future. I understand that until I provide a taxpayer identification number to the payer, 30% of all reportable payments made to me thereafter by the payer may be withheld and remitted to the IRS as backup withholding.
SIGNATURE ________________________________  DATE _______________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER

    Social Security Numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the type of number to give the payer.

--------------------------------------------------
                          GIVE THE
FOR THIS TYPE OF          SOCIAL SECURITY
ACCOUNT:                  NUMBER OF--
--------------------------------------------------

1. Individual             The individual

2. Two or more            The actual owner of the
   individuals (joint     account or, if combined
   account)               funds, the first
                          individual on the
                          account (1)

3. Custodian account of   The minor (2)
   a minor (Uniform Gift
   to Minors Act)

4. a. The usual           The grantor-trustee (1)
      revocable savings
      trust (grantor is
      also trustee)

  b. So-called trust      The actual owner (1)
     account that is not
     a legal or valid
     trust under state
     law

5. Sole proprietorship    The owner (3)

6. Sole proprietorship    The owner (3)

7. A valid trust,         The legal entity (Do not
   estate, or pension     furnish the identifying
   trust                  number of the personal
                          representative or
                          trustee unless the legal
                          entity itself is not
                          designated in the
                          account title.) (4)

--------------------------------------------------
                          GIVE THE EMPLOYER
                          IDENTIFICATION
FOR THIS TYPE OF ACCOUNT: NUMBER OF--
--------------------------------------------------

 8. Corporate             The corporation

 9. Association, club,    The organization
    religious,
    charitable,
    educational or other
    tax-exempt
    organization

10. Partnership           The partnership

11. A broker or           The broker or nominee
    registered nominee

12. Account with the      The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district or prison)
    that receives
    agriculture program
    payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

    - An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    Other payees that may be exempt from backup withholding include the following:

    - A corporation.

    - A financial institution.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    - A middleman known in the investment community as a nominee or custodian.

    - A trust exempt from tax under Section 664 or described in Section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

    Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6045, 6049, 6050A, and 6050N, and the regulations thereunder.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) distributions made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

    - Payments described in Section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451.

    - Payments made by certain foreign organizations.

    - Mortgage or student loan interest paid by you.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.

    Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% (in 2002) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.

    If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.

    If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.

    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS

    If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.